EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Antares Pharma, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the caption “Experts” in the Registration Statement.

Our report covering the December 31, 2003 consolidated financial statements refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” on January 1, 2002.

/s/    KPMG LLP

Minneapolis, Minnesota

March 31, 2004